SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   MAY 22, 2001
                                                    ------------


                             UNIVERSAL EXPRESS, INC.
                             -----------------------
             (Exact name of Registrant as Specified in its Charter)


          NEVADA                   0-18094                   11-2781803
--------------------------    -------------------       -------------------
(State of Incorporation)       (Commission File            (IRS Employer
                                    Number)              Identification No.)


                        1350 BROADWAY, NEW YORK, NY 10018
                        ---------------------------------
                    (Address of principal executive offices)


                                 (212) 239-2570
                          -----------------------------
                          Registrant's Telephone Number





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ITEM 2            SALE OF TICKET AGENCY BUSINESS
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         On May 22, 2001, Universal Express sold all of the assets related to the ticket agency business which was conducted by two subsidiaries of Universal
Express: Downtown Theatre Ticket Agency, Inc. (d/b/a "Manhattan Concierge") and Advance Entertainment, Inc. The purchaser was Orchestra Center.com, a New Jersey partnership.

         Neither Universal Express nor any of its affiliates nor any associate of an affiliate has had any prior relationship with Orchestra Center.com or any of its affiliates, except that Camel Cohen, one of the members of Orchestra Center.com, had been an employee of Universal Express since November 24, 1999. Mr. Cohen's employment by Universal Express was terminated as of May 11, 2001.

         The consideration for the assets was determined by arms-length negotiation. The consideration given by Orchestra Center.com for the assets was:

         -    $31,141 paid at the closing;

         - a promissory note providing for the payment of 26.6 monthly installments of $700 each followed by 373.4 monthly payments of $1000 each;

         - assumption of $17,989.84 in liability to Camel Cohen under his employment agreement; and

         -    assumption of $8,859 in other liabilities.

         Universal Express' subsidiaries retained $11,476 in liabilities related to the ticket agency business.

         Universal Express covenanted that it would not compete with Orchestra Center.com in Massachusetts, Connecticut, New York, New Jersey or Pennsylvania, nor solicit any present customer of the business anywhere in the world. Universal Express retained the right, however, to sell franchises for the ticket agency business, except in the five listed states or on the Internet, with the consent of Orchestra Center.com, which cannot be unreasonably withheld.


                                    EXHIBITS

1.   Pro Forma Financial Information - to be filed by amendment.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNIVERSAL EXPRESS, INC.

Dated: June 21, 2001                        By/S/ RICHARD A. ALTOMARE
                                              --------------------------------
                                                  Richard A. Altomare
                                                  Chief Executive Officer



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